
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial extracted from the financial statements for the quarter ended March 31, 1997 and is qualifed in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                         640,022<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                   20,296
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               396,279
<PP&E>                                      40,837,755<F2>
<DEPRECIATION>                            (25,406,554)<F3>
<TOTAL-ASSETS>                              16,487,798
<CURRENT-LIABILITIES>                          812,317
<BONDS>                                     20,002,805<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,327,324)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,487,798
<SALES>                                              0
<TOTAL-REVENUES>                             1,902,657<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,477,990<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             320,734
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   103,933<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Represents all receivables included in "prepaid expenses and other assets" on the consolidated balance sheet.
<F2>Multi-family complexes of $40,439,097 and deferred expenses of $398,658.
<F3>Accumulated depreciation of ($25,236,376) and accumulated amortization
($170,178).
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners ($301,822) and the limited partners
($4,025,502).
<F6>Represents total revenue of the Partnership.
<F7>Includes operating expenses of $785,950, real estate taxes of $182,954, depreciation and amortization of $507,409 and minority interest of $1,677.
<F8>Net income allocated $1,039 to the General Partners and $102,894 to the Limited
Partners.  Average net income per Unit is $3.29.  Partnership Units outstanding totaled 30,000 units.

